Exhibit 23
Consent of Independent Registered Public Accounting Firm
      We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-106307, 333-109433, 33-64968, and 333-15241) of OXiGENE, Inc. and the related Prospectuses, Registration Statements (Form S-8 Nos. 333-05787, 333-92747 and 333-32958) pertaining to the 1996 Stock Incentive Plan, and Registration Statements (Form S-8 Nos. 333-84870, 333-84872, 333-85860 and 333-117083) pertaining to the Compensation Award Stock Agreements and the Restricted Stock Agreements between OXiGENE, Inc. and Certain Directors, Employees and Non-employees, of our reports dated March 9, 2005, with respect to the consolidated financial statements of OXiGENE, Inc., OXiGENE, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of OXiGENE, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP
Boston, Massachusetts
March 9, 2005